Exhibit 24.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 33-70517) on Form S-8 of Alico, Inc. of our report dated November 17, 2006, relating to our audit of the consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows, included in and incorporated by reference in the Annual Report on Form 10-K of Alico, Inc. for the year ended August 31, 2006.

/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida
June 3, 2009